Exhibit 99.1

BIOLASE REPORTS 2024 SECOND QUARTER RESULTS; ACHIEVES 40% GROSS MARGIN AS GLOBAL CONSUMABLE SALES STRENGTHEN

LAKE FOREST, Calif., August 8, 2024 – BIOLASE, Inc. (NASDAQ: BIOL), a leader in dental laser technology, today reported its financial results for the second quarter ended June 30, 2024.

“We experienced another strong quarter in consumable revenue, recording our second-highest mark ever and achieving over 600 recurring subscriptions,” commented John Beaver, President and Chief Executive Officer of BIOLASE. “This success translates to over $2 million in scheduled shipments over the next twelve months. Our gross margin increased to 40%, up from 33% in the first quarter of 2024, due to cost reduction efforts implemented earlier in the year. Despite ongoing revenue challenges due to higher interest rates, I believe our performance shows that we are well-positioned for greater gains once our market returns to normal and dental practitioners have the purchasing power they have historically been accustomed to in the past. The positive response to the U.S. launch of our Waterlase iPlus Premier laser system last quarter underscores the strong interest in our industry-leading products and our commitment to innovation and customer satisfaction.”

Second Quarter Financial Results

Net revenue for the quarter ended June 30, 2024, was $11.6 million compared to net revenue of $14.3 million for the quarter ended June 30, 2023. U.S. laser revenue was $3.6 million for the quarter ended June 30, 2024, compared to U.S. laser revenue of $6.3 million for the quarter ended June 30, 2023. U.S. consumables and other revenue for the quarter ended June 30, 2024, which consists of revenue from consumable products such as disposable tips, decreased 5% year over year. International laser revenue was $2.4 million for the quarter ended June 30, 2024, compared to $2.5 million for the quarter ended June 30, 2023. International consumables and other revenue for the quarter ended June 30, 2024, which consists of revenue from consumable products such as disposable tips, decreased 12% year over year.

Gross margin for the quarter ended June 30, 2024, was 40% compared to 43% for the quarter ended June 30, 2023. Total operating expenses were $7.8 million for the quarter ended June 30, 2024, compared to $10.0 million for the quarter ended June 30, 2023, a 22% decrease year over year. Operating loss for the quarter ended June 30, 2024, was $3.2 million, compared to an operating loss of $3.9 million for the quarter ended June 30, 2023, an improvement of 17% year over year.

The Company had cash and cash equivalents of approximately $5.3 million on June 30, 2024.

Net Loss and Adjusted EBITDA

The reconciliation of GAAP Net Loss to Adjusted EBITDA at the end of this news release provides the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's Adjusted EBITDA and Adjusted EBITDA per share.

Net loss attributable to common stockholders for the quarter ended June 30, 2024, was $2.8 million, or $0.08 per share, compared to a net loss of $14.2 million, or $26.14 per share, for the quarter ended June 30, 2023. Adjusted EBITDA for the quarter ended June 30, 2024, was a loss of $2.5 million, or $0.08 per share, compared with an Adjusted EBITDA loss of $2.3 million, or $4.24 per share, for the quarter ended June 30, 2023.

Full Year 2024 Financial Guidance

Based on six months of operating and financial results, current market uncertainty, as well as the outlook for the remainder of the year the Company is updating full-year 2024 financial guidance. The Company now expects 2024 full year revenue to be similar to that achieved in 2023, reflecting the headwinds the Company experienced in the first half of 2024 and a somewhat lower capital equipment revenue forecast for the last half of 2024.

The Company is also updating its Adjusted EBITDA expectations for the full year of 2024 based on the performance in the first half of 2024 to a loss of between $6 million and $8 million, an improvement over the full-year 2023 Adjusted EBITDA loss of $12.8 million (Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, severance expense, stock-based and other non-cash compensation, stock warrant issuance costs, gain or losses on warrants, and the change in inventory reserves and allowance for doubtful accounts).

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets and sells laser systems in dentistry and medicine. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. As of December 31, 2023, BIOLASE's proprietary laser products incorporate approximately 241 active patents and 21 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE's principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. From 1998 through December 31, 2023, BIOLASE has sold over 47,700 laser systems in over 80 countries around the world. Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements, regarding BIOLASE’s expected revenue and revenue growth. Forward-looking statements can be identified through the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release and includes statements regarding being well-positioned for greater gains once our market returns to normal and dental practitioners have the purchasing power they have historically been accustomed to in the past, the strong interest in our industry-leading products and our commitment to innovation and customer satisfaction, the expectation that 2024 full year revenue to be similar to that achieved in 2023, reflecting the headwinds the Company experienced in the first half of 2024 and a somewhat lower capital equipment revenue forecast for the last half of 2024 and expected Adjusted EBITDA results for the full year of 2024. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the ability to sustain growth, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, and ability to increase revenue, risks associated with managing the growth of the business, substantial doubt regarding BIOLASE's ability to continue as a going concern, and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

BIOLASE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net revenue	$11,555	$14,286	$21,687	$24,753
Cost of revenue	6,946	8,168	13,741	15,299
Gross profit	4,609	6,118	7,946	9,454
Operating expenses:
Sales and marketing	3,694	6,189	7,077	10,812
General and administrative	3,064	2,357	6,260	4,815
Engineering and development	1,071	1,444	2,354	2,991
Total operating expenses	7,829	9,990	15,691	18,618
Loss from operations	(3,220)	(3,872)	(7,745)	(9,164)
Loss on foreign currency transactions	(112)	(235)	(208)	(215)
Interest expense, net	(586)	(583)	(1,208)	(1,160)
Other income (loss), net	1,140	(147)	(82)	(147)
Non-operating income (loss), net	442	(965)	(1,498)	(1,522)
Loss before income tax provision	(2,778)	(4,837)	(9,243)	(10,686)
Income tax provision	(20)	(31)	(40)	(31)
Net loss	(2,798)	(4,868)	(9,283)	(10,717)
Other comprehensive loss items:
Foreign currency translation adjustments	(20)	39	(106)	119
Comprehensive loss	$(2,818)	$(4,829)	$(9,389)	$(10,598)

Net loss	$(2,798)	$(4,868)	$(9,283)	$(10,717)
Deemed dividend on convertible preferred stock	—	(9,377)	—	(9,377)
Net loss attributable to common stockholders	$(2,798)	$(14,245)	$(9,283)	$(20,094)

Net loss per share attributable to common stockholders:
Basic and Diluted	$(0.08)	$(26.14)	$(0.36)	$(45.98)
Shares used in the calculation of net loss per share:
Basic and Diluted	33,391	545	25,616	437

BIOLASE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$5,272	$6,566
Accounts receivable, less allowance of $329 and $244 as of June 30, 2024 and December 31, 2023, respectively	4,842	5,483
Inventory	10,904	11,433
Prepaid expenses and other current assets	1,076	1,381
Total current assets	22,094	24,863
Property, plant, and equipment, net	4,263	5,525
Goodwill	2,926	2,926
Right-of-use assets, leases	1,101	1,519
Other assets	257	268
Total assets	$30,641	$35,101
LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,491	$6,065
Accrued liabilities	7,662	7,518
Stock warrant liability	2,616	1,363
Deferred revenue, current portion	2,132	2,452
Current portion of term loans, net of discount	13,275	2,265
Total current liabilities	31,176	19,663
Deferred revenue	186	256
Warranty accrual	843	593
Non-current term loans	150	11,782
Non-current operating lease liability	315	772
Other liabilities	97	79
Total liabilities	32,767	33,145
Mezzanine Equity:
Series H Convertible Redeemable Preferred stock, par value $0.001 per share	346	346
Series J Convertible Redeemable Preferred stock, par value $0.001 per share	1,857	1,857
Total mezzanine equity	2,203	2,203
Stockholders' equity (deficit):
Common stock, par value $0.001 per share	33	3
Additional paid-in capital	322,380	317,103
Accumulated other comprehensive loss	(659)	(553)
Accumulated deficit	(326,083)	(316,800)
Total stockholders' equity (deficit)	(4,329)	(247)
Total liabilities, convertible redeemable preferred stock and stockholders' equity (deficit)	$30,641	$35,101

BIOLASE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(9,283)	$(10,717)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation	1,310	1,573
Provision for bad debts	86	42
Provision for inventory excess and obsolescence	76	—
Amortization of debt issuance costs	242	214
Change in fair value of warrants	(514)	(78)
Issuance costs for common stock warrants	830	224
Stock-based compensation	67	775
Gain on disposal of fixed assets	(232)	—
Changes in operating assets and liabilities:
Accounts receivable	555	82
Inventory	374	(163)
Prepaid expenses and other current assets	734	713
Accounts payable and accrued liabilities	(527)	(1,903)
Deferred revenue	(390)	18
Net cash and cash equivalents used in operating activities	(6,672)	(9,220)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(27)	(944)
Proceeds from disposal of property, plant, and equipment	284	—
Net cash and cash equivalents provided by (used in) investing activities	257	(944)
Cash Flows from Financing Activities:
Proceeds from the sale of common stock and pre-funded warrants, net of fees	2,786	8,502
Proceeds from the sale of Series H Convertible Preferred Stock, net of fees	—	2,738
Proceeds from the sale of warrants, net of fees	3,020	918
Principal payment on loan	(865)	—
Proceeds from the exercise of common stock warrants	8	115
Proceeds from the exercise of preferred share warrants	270	520
Net cash and cash equivalents provided by financing activities	5,219	12,793
Effect of exchange rate changes	(98)	120
(Decrease) increase in cash and cash equivalents	(1,294)	2,749
Cash and cash equivalents, beginning of period	6,566	4,181
Cash and cash equivalents, end of period	$5,272	$6,930
Supplemental cash flow disclosure:
Cash paid for interest	$968	$930
Cash received for interest	$3	$5
Cash paid for income taxes	$42	$12
Cash paid for operating leases	$157	$159
Non-cash property, plant and equipment additions acquired under inventory	$78	$—
Common stock issued upon cashless warrant exercise	$1,989	$—
Common stock issued upon exercise of preferred stock	$528	$10,980
Non-cash right-of-use assets obtained in exchange for lease obligation	$—	$483

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Adjusted EBITDA is defined as net loss before interest, taxes, depreciation, stock-based and other non-cash compensation, severance expense, change in allowance for doubtful accounts, increase in inventory reserves, stock warrant issuance costs, and loss on warrants. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA and

GAAP Net Loss Per Share to Adjusted EBITDA Per Share

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
GAAP net loss attributable to common stockholders	$(2,798)	$(14,245)	$(9,283)	$(20,094)
Deemed dividend on convertible preferred stock	—	9,377	—	9,377
GAAP net loss	$(2,798)	$(4,868)	$(9,283)	$(10,717)
Adjustments:
Interest expense, net	586	583	1,208	1,160
Income tax provision	20	31	40	31
Depreciation	650	1,424	1,310	1,573
Severance expense	—	229	182	229
Change in allowance for doubtful accounts	113	59	86	42
Stock-based and other non-cash compensation	(46)	84	67	775
Stock warrant issuance costs	—	224	830	224
Gain on warrants	(1,070)	(77)	(514)	(77)
Adjusted EBITDA	$(2,545)	$(2,311)	$(6,074)	$(6,760)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.08)	$(26.14)	$(0.36)	$(45.98)
Deemed dividend on convertible preferred stock	—	17.21	—	21.46
GAAP net loss per share, basic and diluted	$(0.08)	$(8.93)	$(0.36)	$(24.52)
Adjustments:
Interest expense, net	0.02	1.07	0.05	2.66
Income tax provision	—	0.06	—	0.07
Depreciation	0.02	2.61	0.05	3.59
Severance expense	—	0.42	0.01	0.52
Change in allowance for doubtful accounts	—	0.11	—	0.10
Stock-based and other non-cash compensation	—	0.15	—	1.77
Stock warrant issuance costs	—	0.41	0.03	0.51
Gain on warrants	(0.04)	(0.14)	(0.02)	(0.17)
Adjusted EBITDA per share, basic and diluted	$(0.08)	$(4.24)	$(0.24)	$(15.47)